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                                    BY-LAWS

                                       of

                        ANT THEATRICAL PRODUCTIONS, INC.

                            (A New York Corporation)

                                   ARTICLE I

                                 SHARE HOLDERS

                  1.01. Annual Meeting. The annual meeting of the shareholders shall be held on the date fixed, from time to time, by the directors, provided, that the first annual meeting shall be held on a date within thirteen months after the formation of the Corporation, and each successive annual meeting shall be held on a date within thirteen months after the date of the preceding annual meeting.

                  1.02. Special Meetings. Special meetings may be called by the directors or by the president or secretary, and shall be called by the directors upon the written request of the holders of a majority of the outstanding shares of the Corporation entitled to vote at the meeting requested to be called.

                  1.03. Place of Meetings. Both annual meetings and special meetings of the shareholders shall be held at such place, within or without the State of New York, as the directors may, from time to time, fix. Whenever the directors shall not fix such place, or whenever shareholders entitled to call a special meeting shall call the same, the meeting shall be held at the office of the Corporation in the State of New York.

                  1.04. Notice of Meetings. The notice of any meeting of the shareholders shall be in writing, shall state the place, date, and hour of the meeting, and, unless it is the annual meeting, shall state the name and capacity of the person issuing the same and shall otherwise conform to the provisions of section 605 of the New York Business Corporation Law (the "BCL").

                  1.05. Waiver of Notice. Notice of a meeting need not be given to any shareholder who submits a signed waiver of notice in person or by proxy before or after the meeting. The attendance of a shareholder at a meeting without postponing prior to the conclusion of the meeting the lack of notice of such meeting shall constitute a waiver of notice by him.

                  1.06. Conduct of Meetings. Meetings of the shareholders shall be, conducted in conformity with the provisions of the BCL and, where not precluded by law or otherwise inapplicable, with the rules of parliamentary procedure.




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                  1.07. Proxies. Every shareholder entitled to vote at a
meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy. Every proxy must be signed by the shareholder or his attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by the BCL.

                  1.08. Quorum. The holders of a majority of the shares entitled to vote at a meeting of shareholders for the transaction of any business shall constitute a quorum thereat. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders, or by adjournment(s) of such meeting.

                  1.09. Voting. Each share shall entitle the holder thereof to one vote. In the election of directors, a plurality of the votes cast shall elect. Any other action shall be authorized by a majority of the votes cast except where the BCL prescribes a different proportion of votes.

                  1.10. Action Without Meetings. Whenever shareholders, are required or permitted to take any action by vote, such action may be taken without a meeting on written consent setting forth the action so taken, signed in person or by proxy by the holders of all outstanding shares entitled to vote thereon.

                  1.13. Fixing Record Date. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournments thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the board of directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than fifty nor less than ten days before the date of such meeting, nor more than fifty days prior to any other action. When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholder has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the board of directors fixes a new record date for the adjourned meeting.

                                   ARTICLE IX

                               BOARD OF DIRECTORS

                  2.01. Power. The business of the Corporation shall be managed by the board of directors.

                  2.02. Qualifications and Number. Each director shall be at least eighteen years of age. A director need not be a shareholder, a citizen of the United States, or a resident of the State of New York. The initial Board of Directors shall consist of one (1) person. Thereafter, the number of directors constituting the entire board shall be at least three, except that, where all the shares are


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owned beneficially and of record by less than three shareholders, the number of directors may be less than three but not less than the number of such shareholders. Subject to the foregoing limitation and except for the first
Board of Directors, such number may be fixed from time to time by action of the shareholders or of the directors under the specific provisions of a by-law adopted by the shareholders. The number of directors may be increased or decreased by action of shareholders or of the directors, provided that any action of the directors to effect such increase or decrease shall require the vote of a majority of the entire Board. No decreases shall shorten the term of any incumbent, director.

                  2.03. Election. The board of directors shall be appointed initially by the incorporators and subsequently from time to time by the shareholders, and shall hold office in accordance with the provisions of
Section 703 of the BCL and in accordance with these By-Laws. In the interim between annual meetings of shareholders or of special meetings of shareholders called for the election of directors, newly created directorships and any vacancies in the board of directors, including vacancies resulting from the removal of director for cause or without cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum exists, such directors to serve until the next annual meeting of shareholders.

                  2.04. Meetings of Directors. Meetings shall be held at such time and at such place within or without the State of New York as shall be fixed by the board. Any one or more members of the board or any committee thereof may participate in a meeting by means of a conference telephone or similar communications equipment allowing all persons in a meeting to hear each other at the same time. Such participation shall constitute presence in person at a meeting.

                  2.05. Special Meetings. Special meetings may be called by or at the direction of the Chairman of the board, if any, or the president, or by any two directors in office.

                  2.06. Notice of Meetings. No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral, telephonic or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. The notice of any meeting need not specify the purpose of the meeting.

                  2.07. Waiver of Notice. Any requirement of furnishing a notice shall be waived by any director who signs a waiver of notice before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.

                  2.08. Quorum and Action. A majority of the entire board shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, provided such majority shall constitute at least one-third of the entire board. Except as otherwise provided in the BCL the vote of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the board. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any directors or any adjournment(s) of such meeting.


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                  2.09. Removal of Directors. Any or all of the directors may be removed for cause or without cause by the shareholders, one or more of the directors may be removed for cause by the board of directors.

                  2.10. Committees. By resolution adopted by a majority of the entire board of directors, the directors may designate from their number directors to constitute an executive committee and other committees, all of which committees shall each consist of three or more directors, each of which committees, to the extent provided in the resolution designating it, shall have the authority of the board of directors with the exception of any authority the delegation of which is prohibited by Section 712 of the BCL.

                  2.11. Action Without A Meeting. Any action required or permitted to be taken by the board or any committee thereof may be taken without a meeting if all members of the board or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the board or committee shall be filed with the minutes of the proceedings of the board or committee.

                  2.12. Additional Powers. In addition to the powers and authorities by these By-Laws expressly conferred upon it, the board of directors (and any committee thereof) may exercise all of such powers of the Corporation and do all such lawful acts and things The statutory control over which is not vested exclusively in the shareholders or in the incorporators, or which are not by the certificate of incorporation or by these By-Laws reserved to the shareholders.

                                  ARTICLE III

                                    OFFICERS

                  3.01. Designation. The directors may elect or appoint a chairman of the board of directors, a president, one or more vice-presidents, a secretary; one or more assistant secretaries, a treasurer, one or more assistant treasurers, and such other officers as they may determine. Any two or more offices may be held by the same person except the offices of president and secretary. When all of the issued and outstanding stock of the Corporation is owned by one person, such person may hold all or any combination of offices.

                  3.02. Term. Unless otherwise provided in the resolution of election or appointment, each officer shall hold office until the meeting of the board of directors following the next annual meeting of shareholders and until his successor has been elected and qualified.

                  3.03. Powers. Officers shall have such powers and duties as may be prescribed by the board, and to the extent not so prescribed, they shall have such powers and duties, subject to the control of the board, as generally pertain to their respective offices.



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                  3.04. Voting of Shares in Other Corporations. Unless
otherwise determined by the board of directors, shares in other corporations which are held by the Corporation may be represented and voted by the president of the Corporation or by proxy or proxies appointed by said president.

                  3.05. Removal. The board of directors may remove any officer for cause or without cause and may fill the vacancies resulting for the unexpired term.

                                   ARTICLE IV

                         FORMS OF CERTIFICATES AND LOSS
                             AND TRANSFER OF SHARES

                  4.01. Form. Certificates representing shares shall set forth thereon the statements prescribed by applicable sections of the BCL and any other applicable provision of law, and shall otherwise be in such form as may be prescribed by the board of directors consistent with the Certificate of Incorporation and these By-Laws.

                  4.02. Issue of Certificates. Consideration for the issue of shares shall consist of money or other property, tangible or intangible, or labor or services actually received by or performed for the Corporation or for its benefit or in its formation or reorganization, or a combination thereof. A certificate or other evidence of ownership of shares as may be determined suitable by the board of directors, consistent with the provisions of law, shall not be issued until the full amount of consideration therefore has been paid, except as paragraphs (e) and (f) of Section 505 of the BCL may otherwise permit.

                  4-03. Lost Certificates. The Corporation may issue a new certificate for shares in place of any certificate alleged to have been lost or destroyed, and the board may in its discretion require the owner of the lost or destroyed certificate to give the Corporation a bond or other security sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate or the issuance of any such new certificate.

                  4.04. Transfers. Shares of the Corporation shall he transferable on the record of shareholders upon presentment to the Corporation, or a transfer agent designated by the Corporation, of a certificate or certificates or other suitable evidence of ownership, representing the shares requested to be transferred, with proper endorsements on the certificate or certificates or other suitable evidence of ownership, or on a separate accompanying document, together with such evidence of the payment of transfer taxes and compliance with other provisions of law as the corporation or its transfer agent may require.

                  4.05. Other Relations. The board of directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the corporation.




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                                   ARTICLE V

                              CORPORATE MANAGEMENT

                  5.01 Books and Records. All proper and necessary books of account and other books requisite to a full and complete record of the business transactions of the Corporation shall be kept in such manner as is usual in like corporations or as shall be directed by the board of directors.

                  5.02. Corporate Seal. The corporate seal shall be in such form as the board of directors shall prescribe.

                  5.03. Fiscal Year. The fiscal year of the corporation shall be the calendar year, unless otherwise determined by the board of directors:

                  5.04. Indemnity. Except as precluded or prohibited by the provisions of Article 7 of the BCL, any person made a party to any action, suit or proceeding by reason of the fact that he, his testator or intestate, is or was a director, officer or employee of the corporation, or any corporation which he served as such at the request of the corporation, shall be indemnified by the Corporation to the fullest protection provided by law against the reasonable expenses, including attorney's fees, actually and necessarily incurred by him in connection with the defense of such action, suit or proceeding, or in connection with any appeal therein.


                                   ARTICLE VI

                              CONTROL OVER BY-LAWS

                  The shareholders entitled to vote in the election of directors, or the directors upon compliance with any statutory requisite, may amend or repeal the By-Laws and may adopt new by-laws, except that the directors may not amend or repeal any by-law or adopt any new by-law, the statutory control over which is vested exclusively in the shareholders or in the incorporators. Any by-law adopted by the incorporators or directors may be amended or repealed by the shareholders.




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STATE OF CALIFORNIA, OFFICE OF THE SECRETARY OF STATE, CORPORATION
DIVISION


         I, MARCH FONG EU, Secretary of State of the State of California, hereby certify:

         That the annexed transcript has been compared with the corporate record on file in this office, of which it purports to be a copy, and that same is full, true and correct.



                                    IN WITNESS WHEREOF, I execute this
                                    certificate and affix the Great Seal of the State of California this


                                    MARCH 21, 1991


                                    /S/ March Fong Eu
                                    Secretary of State